UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

August 4, 2025

AYRO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File No.)	Identification No.)

1185 Avenue of the Americas

New York, NY 10036

(Address of principal executive offices and zip code)

512-994-4917

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 4, 2025, AYRO, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it agreed to sell to the Investors (i) an aggregate of 7,000 shares of the Company’s newly-designated Series I Convertible Preferred Stock, with a par value of $0.0001 per share and a stated value of $1,000 per share (“Stated Value”), initially convertible into up to 875,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an initial conversion price of $8.00 per share (the “Preferred Stock”) and (ii) warrants to acquire up to an aggregate of 875,000 shares of Common Stock (the “Warrants”) at an exercise price of $8.00 per share (collectively, the “Private Placement”).

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the applicable securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Stock and Warrants were offered and sold without any general solicitation by the Company or its representatives.

The closing of the Private Placement is expected to occur on August 7, 2025 (the “Closing Date”). The aggregate gross proceeds from the Private Placement are expected to be $7,000,000. The Company expects to use the net proceeds from the Private Placement for general corporate purposes.

The Purchase Agreement contains certain representations and warranties, covenants and indemnification provisions customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the applicable parties to the Purchase Agreement and may be subject to limitations agreed upon by the applicable contracting parties. Among other covenants, the Purchase Agreement requires the Company to hold a meeting of its stockholders not later than October 3, 2025, to seek approval for the issuance of shares of Common Stock in excess of 19.99% of the Company’s issued and outstanding shares of Common Stock at prices below the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date of the Purchase Agreement pursuant to the terms of the Preferred Stock and the applicable Warrants.

In connection with the Private Placement, pursuant to (A) an engagement letter (the “GPN Agreement”) with GP Nurmenkari Inc. (“GPN”) and (B) an engagement letter (the “Palladium Agreement,” and collectively with the GPN Agreement, the “Engagement Letters”) with Palladium Capital Group, LLC (“Palladium,” and collectively with GPN, the “Placement Agents”), the Company engaged the Placement Agents to act as non-exclusive placement agents in connection with the Private Placement, pursuant to which, the Company agreed to (i) pay each Placement Agent a cash fee equal to 4% of the gross proceeds of the Private Placement (including any cash proceeds realized by the Company from the exercise of any outstanding warrants of the Company), (ii) reimbursement and payment of certain expenses, and (iii) issue to each of the Placement Agents on the Closing Date, warrants to purchase up to an aggregate number of shares of Common Stock equal to 4% of the aggregate number of shares of Common Stock underlying the securities issued in the Private Placement, including upon exercise of any outstanding warrants of the Company, with terms identical to the Warrants.

Preferred Stock

The terms of the Preferred Stock are as set forth in the form of Certificate of Designations Series I Convertible Preferred Stock, attached hereto as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designations”), which will be filed with the Secretary of State for the State of Delaware prior to the closing of the Private Placement. All shares of capital stock of the Company rank junior to shares of the Preferred Stock, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. Further to the foregoing, the shares of Preferred Stock rank junior to shares of Series H-7 Convertible Preferred Stock, par value $0.0001 per share (“Series H-7 Preferred Stock”), of the Company issued and outstanding pursuant to that certain Certificate of Designations of the Series H-7 Preferred Stock (the “Series H-7 Certificate of Designations”) with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

The Preferred Stock are convertible into shares of Common Stock (the “Conversion Shares”) at the election of the holder at any time at an initial conversion price of $8.00 per share (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like and dilutive issuances (in each case, subject to certain exceptions). The Company is required to redeem the Preferred Stock in equal installments, commencing on November 30, 2025, and thereafter on the last trading day of the third calendar month immediately following the previous Installment Date, until the maturity date of February 4, 2027.

The Installment Amount (as defined in the Certificate of Designations) due upon such redemption are payable, at the Company’s election, in cash at 107% of the applicable Installment Redemption Price (as defined in the Certificate of Designations).

The holders of the Preferred Stock are entitled to dividends of 7% per annum, compounded each calendar quarter, which are payable in arrears (i) quarterly on each Installment Date (as defined in the Certificate of Designations), in cash out of funds legally available therefor and, (ii) prior to the first Installment Date, payable by way of inclusion of the dividends in the Conversion Amount (as defined in the Certificate of Designations) on each conversion date occurring prior to the first Installment Date. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Preferred Stock accrue dividends at the rate of 15% per annum. The holders of the Preferred Stock are entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Preferred Stock is entitled to be calculated assuming a conversion price of $7.628 per share, which was the Minimum Price (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Certificate of Designations.

Notwithstanding the foregoing, the Company’s ability to settle conversions using shares of Common Stock is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company has obtained the Stockholder Approval. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock under the Certificate of Designations.

The Certificate of Designations includes certain Triggering Events, including, among other things, the Company’s failure to pay any amounts due to the holders of the Preferred Stock when due. In connection with a Triggering Event, each holder of Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s Preferred Stock at a premium set forth in the Certificate of Designations.

The Company is subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters. In addition, the Company is required to maintain at all times unencumbered, unrestricted cash and cash equivalents on hand in amount equal to at least 50% of the aggregate Stated Value of the outstanding shares of Preferred Stock then outstanding.

There is no established public trading market for the Preferred Stock and the Company does not intend to list the Preferred Stock on any national securities exchange or nationally recognized trading system.

Warrants

The Warrants will be exercisable for shares of Common Stock immediately, at an exercise price of $8.00 per share and expire five years from the date of issuance. The exercise price of each Warrant is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like and dilutive issuances (in each case, subject to certain exceptions). There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system. The shares of Common Stock issuable upon exercise of Warrants are herein referred to as “Warrant Shares.”

Registration Rights

The Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act. In connection with the Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale 200% of the Conversion Shares and the Warrant Shares promptly following the Closing Date, but in no event later than 30 calendar days after the Closing Date, and to have such Registration Statement declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement). The Company is obligated to pay certain liquidated damages to the Investors if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement, the Certificate of Designations, the Warrant, and the Registration Rights Agreement, do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, forms of which are filed as Exhibits 10.1, 3.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Consulting Agreement with James Altucher and Z-List Media

On August 4, 2025, the Company entered into a consulting agreement (the “Altucher Consulting Agreement”) with James Altucher and Z-List Media, Inc. (the “Consultant”), pursuant to which, the Consultant agreed to provide certain consulting services to the Company, including fund raising, crypto portfolio management, investor relations, strategic planning, deal flow analysis, introductions to further its business goals, advice related to sector growth initiatives and any other consulting or advisory services which the Company reasonably requests that Consultant provide to the Company. The Altucher Consulting Agreement has a term of two years unless earlier terminated pursuant to the terms of the Altucher Consulting Agreement or upon the mutual written consent of the Company and the Consultant in accordance with the terms of the Altucher Consulting Agreement.

Pursuant to the Altucher Consulting Agreement, the Company issued to the Consultant warrants to purchase up to an aggregate of 1,000,000 shares of Common Stock, consisting of: (i) a warrant to purchase up to 300,000 shares of Common Stock at an exercise price of $8.00 per share, which are immediately exercisable upon issuance (the “First Tranche Warrant”), (ii) a warrant to purchase up to 200,000 shares of Common Stock at an exercise price of $12.00 per share, which will be exercisable six months from the date of issuance (the “Second Tranche Warrant”), (iii) a warrant to purchase up to 200,000 shares of Common Stock at an exercise price of $15.00 per share (the “Third Tranche Warrant”), which will be exercisable twelve months from the date of issuance, and (iv) a warrant to purchase up to 300,000 shares of Common Stock at exercise price of $17.50 per share (the “Fourth Tranche Warrant” and together the First Tranche Warrant, the Second Tranche Warrant and the Third Tranche Warrant, the “Consultant Warrants”), which will be exercisable eighteen months from the date of issuance, in each case, with each Consultant Warrant subject to exercisability, forfeiture and such other terms as set forth therein.

The Consultant Warrants and shares issuable upon exercise of such Consultant Warrants were issued pursuant to an exemption from registration requirements of the Securities Act.

The foregoing descriptions of the Altucher Consulting Agreement and the Consultant Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Altucher Consulting Agreement and Form of Consultant Warrant, copies of which are filed as Exhibits 10.3 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Waiver, Consent, Notice and Amendment and Certificate of Amendment

As previously disclosed, on August 7, 2023, the Company entered into a Securities Purchase Agreement (the “Series H-7 Purchase Agreement”) with certain accredited investors (the “Series H-7 Holders”) pursuant to which it agreed to sell to the Series H-7 Holders (i) shares of the Company’s Series H-7 Preferred Stock and (ii) warrants to purchase shares of Common Stock, subject to adjustment (the “Series H-7 Warrants”). The terms of the Series H-7 Preferred Stock are as set forth in the Series H-7 Certificate of Designations filed with the Secretary of State of the State of Delaware.

On August 4, 2025, the Company entered into an Omnibus Waiver, Consent, Notice and Amendment (the “Series H-7 Agreement”) with the Required Holders (as defined in the Series H-7 Certificate of Designations). Pursuant to the Series H-7 Agreement, the Required Holders agreed to (i) amend the Series H-7 Purchase Agreement to amend the definition of “Excluded Securities” as set forth in the Series H-7 Amendment, (ii) waive certain rights under the Series H-7 Purchase Agreement, Series H-7 Warrants and Series H-7 Certificate of Designations in respect of the issuance of the Preferred Stock and entrance by the Company into the Purchase Agreement, and (iii) consent to the issuance of the Preferred Stock, as required pursuant to certain terms of the Series H-7 Certificate of Designations, the Series H-7 Purchase Agreement and the Series H-7 Warrants, as applicable.

The Company and the Required Holders further agreed pursuant to the Series H-7 Agreement to amend the Series H-7 Certificate of Designations by filing a Certificate of Amendment to the Series H-7 Certificate of Designations (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Series H-7 Certificate of Designations to (i) extend the maturity date to February 4, 2027, (ii) revise the applicable payment dates and corresponding payable amounts of Dividends and Installment Amounts (each as defined in the Series H-7 Certificate of Designations), (iii) modify the definition of “Excluded Securities” and (iv) modify the schedule of Installment Dates (as defined in the Series H-7 Certificate of Designations). The Certificate of Amendment to the Series H-7 Certificate of Designations will be filed with the Secretary of State for the State of Delaware. In consideration of the foregoing, the Company agreed to pay to the Required Holders an aggregate of $350,000 by September 30, 2025, which may be paid in the form of cash, or, at their sole election, added to the outstanding aggregate stated value of the Series H-7 Preferred Stock.

The foregoing descriptions of the Series H-7 Agreement and the Certificate of Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Series H-7 Agreement and the Certificate of Amendment, copies of which are filed as Exhibits 10.4 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference. In connection with the issuance of the Preferred Stock and Warrants in the Private Placement and the Consultant Warrants, each as described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for transactions not involving a public offering.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03	Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K related the filing of the Certificate of Designations for the Preferred Stock and the Certificate of Amendment to the Series H-7 Certificate of Designations are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the filing of the Certificate of Designations are incorporated herein by reference.

Item 8.01	Other Events.

On August 5, 2025, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Form of Certificate of Designations of Series I Convertible Preferred Stock.
3.2	Certificate of Amendment of Certificate of Designations of Series H-7 Convertible Preferred Stock of AYRO, Inc.
4.1	Form of Warrant.
4.2	Form of Consulting Warrant.
10.1*	Form of Purchase Agreement.
10.2	Form of Registration Rights Agreement.
10.3	Consulting Services Agreement, dated as of August 4, 2025, by and between the Company, James Altucher and Z-List Media, Inc.
10.4	Form of Omnibus Waiver, Consent, Notice and Amendment, by and among AYRO, Inc. and the investors party thereto.
99.1	Press Release, dated August 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2025	AYRO, INC.

	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Executive Chairman